Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Crestar Financial Corporation

We consent to the use of our reports incorporated herein by reference. Our report on the consolidated financial statements of Crestar Financial Corporation refers to a change in accounting for certain investments in debt and equity securities.

                                              /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
December 28, 1995